Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NIGHTINGALE, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 2014, AT 6:08 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5530685 8100

140593948

AUTHENTICATION: 1360159

DATE: 05-09-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:29 PM 05/08/2014
FILED 06:08 PM 05/08/2014
SRV 140593948 - 5530685 FILE

4/24/2014

CERTIFICATE OF INCORPORATION OF NIGHTINGALE, INC.

The undersigned, for purposes of incorporating a corporation under the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify as follows:

Article I
Name

The name of the corporation is Nightingale, Inc.

Article II
Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Article III
Registered Office and Registered Agent

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

Article IV
Capitalization

(a) ***Authorized Shares***. The total number of shares of stock which the corporation shall have authority to issue is 200,000,000 shares of common stock, par value $.001 per share, consisting of 175,000,000 shares of common stock, par value $.001 per share and 25,000,000 shares of preferred stock, par value $.001 per share.

(b) ***Common Stock***. Each holder of common stock, as such, shall be entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

(c) ***Preferred Stock***. Shares of preferred stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the corporation, and the board of directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The authority of the

board of directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and the distinctive designation of that series;

(ii) The dividend rate or rates on the shares of that series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) Any other relative rights, powers, and preferences, and the qualifications, limitations and restrictions thereof, of that series.

(e) ***No Class Vote on Changes in Authorized Number of Shares of Preferred Stock***. Subject to the rights of the holders of any series of preferred stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of directors, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock irrespective of the provisions of Section 242(b)(2) of the DGCL.

Article V
Limitation of Director Liability; Indemnification and Advancement of Expenses

(a) ***Limitation of Director Liability***. To the fullest extent that the DGCL, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve

intentional misconduct or a knowing violation of law; (3) under section 174 of the DGCL; or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

(b) ***Indemnification and Advancement of Expenses.*** The corporation shall indemnify and advance expenses to, and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any person (an Indemnitee) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of the corporation or, while a director of the Corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, the corporation shall be required to indemnify, or advance expenses to, an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of directors of the corporation.

Article VI
Bylaws

In furtherance and not in limitation of the powers conferred by law, the board of directors is expressly authorized to make, alter, amend and repeal the By-laws of the corporation subject to the power of the stockholders of the corporation to alter, amend or repeal the bylaws; provided, however, that with respect to the powers of stockholders to make, alter, amend or repeal the bylaws, the affirmative vote of the holders of at least sixty seven percent (67%) of the capital stock of the corporation entitled to vote generally in an election of directors, voting together as a single class, shall be required to make, alter amend or repeal the bylaws of the corporation.

Article VII
Board of Directors

The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Article VIII
Not Governed by Section 203

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

Article IX
Amendments to Certificate of Incorporation

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this

Article IX. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least sixty seven percent (67%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article IX.

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation this 7th day of May, 2014.

Mark Scharmann
Incorporator

Address: 1661 Lakeview Circle
Ogden, UT 84403

4813-7074-4602, V. 1